UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report    -   October 6, 2007
(Date of earliest event reported)

INGERSOLL-RAND COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	1-985	75-2993910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11, Bermuda
(Address of principal executive offices, including zip code)

(441) 295-2838
(Registrant's phone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2007, the Board of Directors of Ingersoll-Rand Company Limited (the “Company”) elected James V. Gelly to the position of Senior Vice President and Chief Financial Officer of the Company. A copy of the press release announcing the election of Mr. Gelly is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Prior to joining the Company, Mr. Gelly, 47, served as Chief Financial Officer of Rockwell Automation from January 2004 until April 2007 and as Vice President and Treasurer of Honeywell International Inc. (formerly Allied Signal) from February 1999 until October 2003. Mr. Gelly held a variety of financial and management positions with Honeywell from 1994 until 1999. Mr. Gelly earned a bachelor’s degree in politics and economics from Davidson College, an MBA in Finance from University in Virginia and an MA from University of St. Andrews.

Mr. Gelly’s offer of employment provides for the following compensatory arrangements: annual base salary of $550,000; a target Annual Incentive Matrix (AIM) opportunity equal to 90% of base salary; an award of 25,000 stock options that vest ratably over three years; a retention award of 50,000 stock options, half of which vest after three years and half of which vest after five years; a target annual award of stock options of 125% of base salary; a target annual award under the Performance Share Program (PSP) of 14,000 shares; and participation in the Company’s Elected Officers Supplemental Program. For performance year 2007, Mr. Gelly will be eligible for 25% of the target AIM and PSP awards and 100% of the target option awards.

Additional information about the Company’s AIM, PSP and stock option programs, retirement plans and other executive compensation, benefit and perquisite arrangements is available in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 23, 2007 (“Proxy Statement”).

In addition, Mr. Gelly will be entitled to the following severance arrangements in the event of involuntary termination for other than gross cause: a payment equal to 18 months base salary (in the event of termination within 5 years from the date of hire) or a payment equal to 12 months base salary (in the event of termination after 5 years from the date of hire); a payment equal to the target annual AIM award; a pro-rated award of the target annual PSP award; and continued vesting of stock options for 18 months after termination.

The Company has also entered into a standard form change in control agreement with Mr. Gelly. A description of the material terms of the change in control agreement is contained in the Proxy Statement.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

99.1	Press Release of Ingersoll-Rand Company Limited dated August 29, 2007.
10.1	Employment Offer Letter to James V. Gelly dated September 24, 2007 and revised September 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND COMPANY LIMITED

(Registrant)

Date: October 8, 2007	/s/ Patricia Nachtigal
Patricia Nachtigal
Senior Vice President and
General Counsel